                                                Filed pursuant to Rule 424(b)(3)
                                                   Registration Number 333-65939


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 21, 1998)



                         [PLAINS RESOURCES INC. LOGO]



                             PLAINS RESOURCES INC.


                                 --------------

                                   BACKGROUND

     Pursuant to an exchange offer by Plains Resources Inc., a Delaware corporation (referred to in this prospectus as "we," "us" and "our"), effective February 1, 2000, we issued 177,625.505 shares of our Series G preferred stock in exchange for 177,625.505 shares of our Series E preferred stock. In connection with the exchange offer, we agreed to extend to the holders of our Series G preferred stock the same registration rights that such holders had enjoyed as holders of our Series E preferred stock. This prospectus supplement extends such rights to the holders of our Series G preferred stock by supplementing the prospectus dated October 21, 1998 to cover the shares of common stock that we may issue in the future upon the conversion of shares of our Series G preferred stock.

                                   SUPPLEMENT

     We hereby supplement the prospectus dated October 21, 1998 so that the selling stockholders are the holders of our Series G preferred stock. Our prospectus dated October 21, 1998 is hereby supplemented to cover the shares of common stock that may be issued in the future upon conversion of our Series G preferred stock.


                                ---------------



                                 MARCH 28, 2000